UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 17, 2022

TD Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

25th Floor, Block C, Tairan Building

No. 31 Tairan 8th Road, Futian District

Shenzhen, Guangdong, PRC 518000

(Address of Principal Executive Offices)

+86 (0755) 88898711

(Issuer’s telephone number)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	GLG	Nasdaq Capital Market

Item 5.03 Amendments of Certificate of Incorporation.

TD Holdings, Inc. (Nasdaq: GLG) (the “Company”), a commodities trading service provider in China, today announced that its common stock is expected to begin trading when the markets open on a reverse stock split-adjusted basis on August 17, 2022 under the existing trading symbol “GLG.” The reverse stock split is primarily intended to bring the Company into compliance with the minimum bid price requirements for maintaining its listing on the Nasdaq Capital Market. The new CUSIP number following the reverse stock split will be 87250W202.

As a result of the reverse stock split, every five shares of the Company’s common stock issued and outstanding will be automatically reclassified into one new share of common stock. The reverse stock split will not modify any rights or preferences of the shares of the company’s common stock. No fractional shares will be issued because of the reverse stock split. Instead, any fractional shares that would have resulted from the reverse split will be rounded up to the next whole number.

Additional information about the reverse stock split can be found in the company’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on August 1, 2022, which is available free of charge at the SEC’s website, www.sec.gov.

Item 8.01 Other Events

On August 17, 2022, the Company issued a press release announcing the effectiveness of the reverse split, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

3.1	Certificate of Amendment
99.1	Press Release dated August 17, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TD Holdings, Inc.

Date: August 17, 2022	By:	/s/ Renmei Ouyang
		Name:	Renmei Ouyang
		Title:	Chief Executive Officer

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